Execution Version

FIRST TIER PURCHASE AND SALE AGREEMENT
dated as of September 19, 2025
between
ATI SPECIALTY MATERIALS, LLC,
as Servicer,
and the
ORIGINATORS FROM TIME TO TIME PARTY HERETO,
as Originators
and
ATI SECURITIZATION HOLDINGS LLC,
as Buyer

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TABLE OF CONTENTS
Page
ARTICLE I DEFINITION AND RELATED MATTERS    2
SECTION 1.01.    Defined Terms    2
SECTION 1.02.    Other Interpretive Matters    5
ARTICLE II AGREEMENT TO PURCHASE, SELL AND CONTRIBUTE    5
SECTION 2.01.    Purchase, Sale and Contribution    5
SECTION 2.02.    Timing and Procedure for Purchases, Sales and Contributions    5
SECTION 2.03.    Payment of Purchase Price    7
SECTION 2.04.    No Recourse or Assumption of Obligations    9
ARTICLE III ADMINISTRATION AND COLLECTION    9
SECTION 3.01.    Specialty Materials to Act as Servicer; Contracts    9
SECTION 3.02.    Deemed Collections    10
SECTION 3.03.    Actions Evidencing Purchases    11
SECTION 3.04.    Reconveyance Under Certain Circumstances    12
SECTION 3.05.    Application of Collections    12
ARTICLE IV REPRESENTATIONS AND WARRANTIES    12
SECTION 4.01.    Mutual Representations and Warranties    12
SECTION 4.02.    Additional Representations and Warranties of Each Originator    15
ARTICLE V GENERAL COVENANTS    19
SECTION 5.01.    Mutual Covenants    19
SECTION 5.02.    Additional Covenants of Each Originator    20
SECTION 5.03.    Negative Covenants of Each Originator    24
ARTICLE VI TERMINATION    28
    SECTION 6.01.     Optional Termination                         28
SECTION 6.02.    Remedies Cumulative    29
ARTICLE VII INDEMNIFICATION    29
SECTION 7.01.    Each Originator’s Indemnity    29
ARTICLE VIII MISCELLANEOUS    33
SECTION 8.01.    Amendments, Etc    33
SECTION 8.02.    Termination; Remedies    33
SECTION 8.03.    Notices, Etc    33
SECTION 8.04.    Binding Effect; Assignment    34
SECTION 8.05.    Costs and Expenses    34
SECTION 8.06.    Execution in Counterparts; Integration    35

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TABLE OF CONTENTS
(continued)
Page
    SECTION 8.07     Choice of Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial                                 35
SECTION 8.08.    Confidentiality    36
SECTION 8.09.    No Proceedings    36
SECTION 8.10.    No Recourse Against Other Parties    36
SECTION 8.11.    Grant of Security Interest    37
SECTION 8.12.    Binding Terms in Other Transaction Documents    37
SECTION 8.13.    Severability    37
ARTICLE IX JOINDER OF ADDITIONAL ORIGINATORS; REMOVAL OF ORIGINATORS    38
SECTION 9.01.    Addition of New Originators    38

ANNEX 1    UCC Details Schedule
ANNEX 2    Notice Information
EXHIBIT A    Form of Purchase Report
EXHIBIT B    Fair Market Value Discount Schedule
EXHIBIT C    Form of Joinder Agreement

ii

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FIRST TIER PURCHASE AND SALE AGREEMENT
THIS FIRST TIER PURCHASE AND SALE AGREEMENT dated as of September 19, 2025 (this “Agreement”) is among ATI SPECIALTY MATERIALS, LLC, a Pennsylvania limited liability company (“Specialty Materials”), as servicer (in such capacity, the “Servicer”), THE PERSONS IDENTIFIED ON THE SIGNATURE PAGES HERETO AS ORIGINATORS, and such Originators as from time to time may become party hereto (the “Originators” and each, an “Originator”), and ATI SECURITIZATION HOLDINGS LLC, a Delaware limited liability company (“Buyer”).
BACKGROUND
1.    Buyer is a special purpose limited liability company, all of the issued and outstanding membership interests of which are owned by the Originators.
2.    Each Originator generates Receivables in the ordinary course of its businesses.
3.    Each Originator, in order to finance its business, has Conveyed hereunder and wishes to continue to Convey the Receivables and the Related Assets to Buyer, and Buyer is willing to purchase or accept such Receivables and the Related Assets from such Originator, on the terms and subject to the conditions set forth herein.
4.    Each Originator and Buyer intend each such Conveyance to be a “true sale” or a “true contribution” or an “absolute assignment” of the applicable Receivables and their Related Assets by such Originator to Buyer, providing Buyer with the full benefits of ownership of such Receivables and Related Assets (including without limitation the right of Buyer to further Convey such assets in its sole discretion to a transferee or transferees selected by Buyer), and no Originator nor Buyer intends any transaction hereunder to be characterized as a loan from Buyer to an Originator.
5.    Buyer, as seller thereunder, intends to Convey the Receivables and the Related Assets to the SPE (as defined below), as buyer thereunder, pursuant to the Second Tier Transfer Agreement.
6.    The SPE (as defined below) intends to pledge and/or sell the Receivables and the Related Assets to the Administrative Agent (for the benefit of the Purchasers/Lenders) pursuant to the Receivables Purchase and Financing Agreement.
7.    This Agreement constitutes the “First Tier Transfer Agreement” as such term is defined in the Receivables Purchase and Financing Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

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ARTICLE I

DEFINITIONS AND RELATED MATTERS
SECTION 1.01.Defined Terms. In this Agreement, unless otherwise specified: (a) capitalized terms are used as defined in (or by reference in) the Receivables Purchase and Financing Agreement dated as of September 19, 2025 (as amended, restated, modified or otherwise supplemented from time to time, the “Receivables Purchase and Financing Agreement”) among ATI Securitization LLC (the “SPE”), the Servicer, as servicer, the Persons from time to time party thereto as Purchasers/Lenders, PNC Bank, National Association, as Administrative Agent, and PNC Capital Markets LLC, as Structuring Agent and (b) as used in this Agreement, unless the context otherwise requires, the following capitalized terms have the meanings indicated below:
“ABL Facility” means that certain financing facility under the Second Amended and Restated Revolving Credit, Term Loan, Delayed Draw Term Loan and Security Agreement, dated as of June 13, 2025, by and among certain of the Originators and other Borrowers (as defined therein), certain Guarantors and Lenders (as such terms are defined therein) from time to time party thereto, PNC Bank, National Association as Lender and Agent (as such terms are defined therein), and certain other banks and other parties thereto, as the same may be amended from time to time.
“Acceptance Deadline” means 8:00, p.m. ET on each Subsequent Purchase Date.
“Convey” means to sell, transfer, assign, contribute or otherwise convey assets; and “Conveyed” and “Conveyance” have correlative meanings.
“Credit Event” means the failure of an Obligor to pay any sum due under its Receivable, or any delay by an Obligor in paying any such sum, in each case, by reason of the financial or credit condition, bankruptcy, insolvency, lack of creditworthiness, or other financial inability of such Obligor (including, without limitation, the occurrence of a Relief Proceeding with respect to the applicable Obligor).
“Cut-Off Time” means, as applicable: (a) for the Closing Date, 5:00 p.m. ET on
August 31, 2025; and (b) 5:00 p.m. ET on each Subsequent Purchase Date.
“Fair Market Value Discount” has the meaning set forth in Section 2.03(a).
“Fair Market Value Discount Schedule” has the meaning set forth in Section 2.03(a).
“Initial Purchase Report” has the meaning set forth in Section 2.02(a).
“Offered Receivables” has the meaning set forth in Section 2.02(b).
“Originator Indemnified Amounts” has the meaning set forth in Section 7.01.
“Originator Indemnified Party” has the meaning set forth in Section 7.01
“Payment Date” has the meaning set forth in Section 2.03(d).

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“Payment Direction” has the meaning set forth in Section 2.03(e).
“Pre-Conveyance ABL Lien” means any Lien on any Receivables and Related Assets existing prior to the Conveyance thereof hereunder, which Lien secures any Obligations (as defined therein) arising under or related to the ABL Facility.
“Purchase and Sale Termination Date” means the earlier to occur of (a) the date the Purchase Facility is terminated by Buyer (with the prior written consent of the Administrative Agent) pursuant to Section 6.01(a); (b) the date the Purchase Facility is terminated by the Originators pursuant to Section 6.01(b); and (c) the Final Payout Date.
“Purchase and Sale Termination Event” means the occurrence of any of the following events or occurrences:
(a)    any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Documents to which it is a party and such failure shall remain uncured for two (2) Business Days;
(b)    any representation or warranty made or deemed made by an Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by any Originator pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and such misrepresentation, solely to the extent capable of being cured, shall continue uncured for ten (10) days; provided, that a breach of a representation or warranty set forth in Sections 4.01(d), 4.01(j), 4.02(a), 4.02(c), 4.02(k), 4.02(r), 4.02(v), or 4.02(w) shall not constitute a Purchase and Sale Termination Event if the applicable Originator has complied with its related obligations under Section 3.02 with respect to such breach;
(c)    any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party on its part to be performed or observed and such failure shall continue uncured (to the extent such failure may be cured) for ten (10) days; provided, such failure shall not constitute a Purchase and Sale Termination Event if capable of cure, and is cured, by performance of the obligations under Section 3.02 with respect to such failure;
(d)    any of (i) a Relief Proceeding shall have been instituted against an Originator and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Originator institutes, or takes any action in furtherance of, a Relief Proceeding, (iii) any Originator ceases to be Solvent or admits in writing its inability to pay its debts as they mature or (iv) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of an Originator and is not released, vacated or fully bonded within thirty (30) days after its issue or levy;
(e)    Any Purchaser/Lender shall have materially breached its commitment to make any Loan or Investment pursuant to Sections 2.01(a), 2.02 and/or 2.03(b) of the Receivables Purchase and Financing Agreement, and such breach has continued uncured for more than ten (10) Business Days; or

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(f)    The SPE shall have sent a notice under Section 2.03(e) of the Receivables Purchase and Financing Agreement terminating the Facility Limit in whole, and thirty (30) Business Days shall have expired after the delivery of such notice.
“Purchase Facility” means Buyer’s commitment hereunder to purchase and accept contributions of Receivables and Related Assets pursuant to the terms and conditions herein.
“Purchase Report” means a report updated and delivered at such times set forth herein with respect to the Receivables purchased, contributed or rejected hereunder in substantially the form attached as Exhibit A hereto.
“Rejected Receivables” has the meaning set forth in Section 2.02(b).
“Rejection Conditions” has the meaning set forth in Section 2.02(b).
“Rejection Notice” has the meaning set forth in Section 2.02(b).
“Related Assets” means, with respect to any Receivable:
(a)any goods (including Returned Goods), and documentation of title evidencing the shipment or storage of any goods (including Returned Goods), the sale of which gave rise to such Receivable;
(b)all instruments and chattel paper that evidence such Receivable;
(c)all letter of credit rights and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;
(d)all rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time, in each case, supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;
(e)all books and records to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and all Collection Accounts, into which any Collections or other proceeds with respect to such Receivable may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC); and
(f)all Collections and other proceeds (as defined in the UCC) of such Receivable and any of the foregoing.
“Repurchased Receivable” has the meaning set forth in Section 3.04.

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“Subsequent Purchase Date” means each Business Day after the Closing Date until the Purchase and Sale Termination Date.
“Subsequent Purchase Report” has the meaning set forth in Section 2.02(c).
“Transferred Assets” has the meaning set forth in Section 8.11.
SECTION 1.02.Other Interpretive Matters. The interpretation of this Agreement, unless otherwise specified, is subject to Section 1.02 of the Receivables Purchase and Financing Agreement, and Section 1.04 of the Receivables Purchase and Financing Agreement is hereby incorporated herein by reference and shall apply as if set forth herein mutatis mutandis.
ARTICLE II

AGREEMENT TO PURCHASE, SELL AND CONTRIBUTE
SECTION 2.01.Purchase, Sale and Contribution. Upon the terms and subject to the conditions set forth in this Agreement (including without limitation compliance with the terms and procedures in Sections 2.02 and 2.03), each Originator hereby absolutely and irrevocably Conveys to Buyer, and Buyer hereby purchases or acquires from each Originator, as applicable, (a) as of the Closing Date, all of such Originator’s right, title and interest in, to and under the Receivables and the Related Assets owned by such Originator as of the Cut-Off Time for the Closing Date, and (b) as of each Subsequent Purchase Date, all of such Originator’s right, title and interest in, to and under the Receivables and the Related Assets owned by such Originator as of the Cut-Off Time for such Subsequent Purchase Date, but excluding any Rejected Receivables or Excluded Receivables (if any) and their Related Assets.
SECTION 2.02.Timing and Procedure for Purchases, Sales and Contributions.
(a)All of the Receivables and the Related Assets existing as of the Cut-Off Time for the Closing Date shall be set forth in a Purchase Report to be delivered by the Originators or the Servicer to, and accepted as to form and substance by, Buyer, the SPE, and the Administrative Agent on or prior to the Closing Date (the “Initial Purchase Report”), and are hereby absolutely and irrevocably Conveyed to Buyer as of the Closing Date in accordance with the terms hereof.
(b)For each Subsequent Purchase Date:
(i)As of the Cut-Off Time for such Subsequent Purchase Date, each Originator shall, by the execution of this Agreement, be deemed to have offered for sale or contribution to Buyer all of such Originator’s right, title and interest in, to and under each Receivable and the Related Assets with respect to such Receivable owned by such Originator as of such Cut-Off Time (collectively, the “Offered Receivables”); provided, that that the Offered Receivables shall not include any Excluded Receivables;
(ii)Buyer shall accept such offer by either (A) written notice of the Offered Receivables selected for Conveyance on such Subsequent Purchase Date, delivered to such Originator, the Servicer and the Administrative Agent on or prior to the Acceptance Deadline for such date, or (B) failure to send a written notice of refusal specifying any Offered Receivable that Buyer will not acquire, by delivery to such Originator, the Servicer and the Administrative

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Agent on or prior to such Acceptance Deadline (a “Rejection Notice” and such Receivable, a “Rejected Receivable”), which failure shall be deemed an acceptance of such offer as to all Offered Receivables not so specified in a Rejection Notice and their respective Related Assets; provided that, Buyer’s election to reject any Offered Receivable shall not take effect until the first Business Day after the Rejection Conditions (as defined below) have been satisfied (to the reasonable satisfaction of the Administrative Agent).
(iii)For purposes of this Agreement, “Rejection Conditions” means, as of any date of determination, the satisfaction of the following conditions:
(A)concurrently with the delivery of the applicable Rejection Notice, which shall unambiguously state that it is a Rejection Notice pursuant to Section 2.02(b)(ii) of this Agreement, the Servicer shall have delivered to the Administrative Agent (i) a Purchase Report clearly outlining the Offered Receivables to be rejected and (ii) a Daily Report, in each case, with data, information and calculations therein stated as of the close of business on the Business Day immediately preceding the date of such delivery; and
(B)such Purchase Report pursuant to condition (A) above shall not show either (a) more than one Rejected Receivable or (b) an Outstanding Balance of any Rejected Receivable in excess of $100,000; provided, that either of such caps may be waived by the Administrative Agent in its sole discretion;
provided, further, that in the event such condition (B) is not satisfied, the Administrative Agent shall permit such Offered Receivables to be rejected but may, in its sole discretion, require that any or all of these additional conditions also be satisfied, as determined by the Administrative Agent to its reasonable satisfaction by notice to the Servicer:
(1)     all zero balance arrangements, automatic sweeps and other automatic transfers of funds out of any Collection Account shall have been terminated;
(2)     the applicable Originators shall have paid either (i) in cash to a Collection Account or (ii) by offset of any Purchase Price then owed to such Originators for any Receivables sold by such Originators, all amounts due pursuant to Section 3.02(b) of this Agreement;
(3)     the Servicer shall have transferred all Collections on Pool Receivables that the Originators or the Servicer are then holding (or are deemed or required to be holding) in trust for the benefit of Buyer, the SPE, the Administrative Agent, the Purchasers/Lenders and the other Secured Parties pursuant to the Receivables Purchase and Financing Agreement or this Agreement and such Collections remain on deposit in a Collection Account; and
(4)    Thereafter, the Servicer and the Originators shall not permit any Collections on Pool Receivables to be withdrawn or otherwise transferred out of any Collection Account on or after the date of delivery of such Rejection Notice,

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other than any transfers or withdrawals that are made in accordance with the directions or instructions of the Administrative Agent.
(iv)As of such Acceptance Deadline and the payment of the Purchase Price pursuant to Section 2.03, such Originator shall, immediately and automatically (without further action by any Person), be deemed to have absolutely and irrevocably Conveyed all of such Originator’s right, title and interest in, to and under each Offered Receivable and the Related Assets with respect to such Receivable owned by such Originator as of such Cut-Off Time, but excluding any Rejected Receivables or Excluded Receivables (if any) and their Related Assets (as to which such Originator shall retain full right, title and interest free of any further commitments or obligations hereunder).
(c)From and after the Closing Date, on the request of Buyer, the SPE or the Administrative Agent, each Originator shall (or shall cause the Servicer to) deliver a Purchase Report for all Conveyances by such Originator on any Subsequent Purchases Dates during the period specified by the requesting party (a “Subsequent Purchase Report”); provided, that subject to Section 5.02(b), such Originator shall (or shall cause the Servicer to) ensure that any Subsequent Purchase Report is consistent with any Pool Reports delivered pursuant to the Receivables Purchase and Financing Agreement and with such Originator’s financial statements and the consolidated financial statements of such Originator and its Affiliates.
SECTION 2.03.Payment of Purchase Price.
(a)The “Purchase Price” to be paid to each Originator on any Payment Date in accordance with the terms of Section 2.03(b) for each Receivable and its Related Assets that are Conveyed hereunder shall be an amount equal to, with respect to such Receivable, the product of (i) the Outstanding Balance for such Receivable, multiplied by (ii) the Fair Market Value Discount. For such purpose “Fair Market Value Discount” shall be a percentage calculated to provide Buyer with a reasonable return on its investment in a Receivable after taking account of the time value of money based upon the anticipated dates of collection of such Receivable and the cost to Buyer of financing its investment in such Receivable during such period (including its indirect cost through the impact of the SPE’s financing costs on its equity in the SPE) and the risk of nonpayment by the applicable Obligor. The applicable Originators and Buyer may agree from time to time to change the Fair Market Value Discount for all subsequent Conveyances or for any specified Receivable or Obligor based on changes in one or more of such factors; provided, that any change to the Fair Market Value Discount for a Receivable or Obligor (i) shall be in writing and specify the Receivables affected (whether for all subsequent Conveyances or for specified Receivables or Obligors), and (ii) shall take effect as of the first day of a fiscal month, shall apply only prospectively and shall not affect the Purchase Price payment in respect of any Receivables which came into existence during any calendar month ending prior to the calendar month during which the applicable Originators and Buyer agree to make such change; and provided further, that the Fair Market Value Discount shall not exceed 98.5% unless Buyer can provide evidence satisfactory to the Administrative Agent that such Fair Market Value Discount is appropriate and fairly reflects the value of the Receivables affected thereby. As of and from and after the Closing Date until changed in writing, the Fair Market Value Discount for all Conveyances hereunder shall be as specified in Exhibit B hereto (the “Fair Market Value Discount Schedule”).

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(b)Each Originator may elect, by prior written notice to Buyer, to accept the Purchase Price by either cash payment (if Buyer then has funds available as provided below) or as the crediting of a capital contribution by Buyer, as follows: If by cash payment, Buyer shall pay to the applicable Originator the Purchase Price with respect to each Receivable and its Related Assets that are Conveyed hereunder by transfer of immediately available funds (i) on the Closing Date (for the Conveyance on such date) and (ii) on each Subsequent Purchase Date, promptly upon the occurrence of the Acceptance Deadline on such date, in each case of (i) or (ii) from the cash proceeds that are received by Buyer as the “Purchase Price” under the Second Tier Transfer Agreement and otherwise solely if Buyer then has funds available to pay the applicable Purchase Price in full for a Receivable from monies held by or on behalf of Buyer after satisfying Buyer’s obligations then due and owing under the Second Tier Transfer Agreement; provided, however, if Buyer does not then have funds available to pay the Purchase Price for a Receivable in full in cash after satisfying Buyer’s obligations then due and owing under the Second Tier Transfer Agreement, such Originator, as an equity owner of Buyer, shall contribute (and shall be deemed to have contributed without further action or notice by any Person) to the capital of Buyer, such Receivable and its Related Assets in return for an increase in the value of such Originator’s ownership interest in Buyer, it being the intent and agreement of the parties hereto that the Purchase Price for any Receivable and its Related Assets be paid solely in cash or solely as a capital contribution, and not partially in cash and partially as a capital contribution; provided, further, that to the extent no cash payment is paid by Buyer at the time required under this Section 2.03(b), the Purchase Price shall be deemed to have been paid at such time solely as such a capital contribution and shall be recorded accordingly in any books and records maintained pursuant to Section 5.02(b) and in any Purchase Report required hereunder.
(c)The increase in an Originator’s capital account on any Payment Date in accordance with the terms of Section 2.03(b) for any Receivable and its Related Assets that are contributed by such Originator shall be an amount equal to the Purchase Price for such Receivable, and shall be recorded in the books and records of such Originator and Buyer pursuant to Section 5.02(b) and set forth in each Purchase Report required hereunder.
(d)Notwithstanding anything herein or in any other Transaction Documents to the contrary, the Conveyance of Receivables and Related Assets hereunder and the application of proceeds with respect thereto shall occur and be deemed to have occurred on (i) the Closing Date, as of the consummation of all transactions required under the Transaction Documents on such date; and (ii) each Subsequent Purchase Date, as of the occurrence of both the Acceptance Deadline on such date and the delivery of any cash payment (if any) of the Purchase Price due and payable on such date (each of (i) and (ii), a “Payment Date”); provided, that settlement as to the reporting or presentation of such transactions shall occur on the Settlement Date pursuant to the Receivables Purchase and Financing Agreement, in any Pool Reports required thereunder and in any Purchase Reports required hereunder.
(e)The parties hereto acknowledge and agree that under the Second Tier Transfer Agreement, Buyer is requesting, directing and authorizing the SPE to make any cash payment of the “Purchase Price” (as defined in the Second Tier Transfer Agreement) otherwise payable to Buyer for a Receivable Conveyed to the SPE thereunder directly to the applicable Originator that sold such Receivable to Buyer hereunder, in each case to the account specified by such

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Originator, which may be a concentration, sweep or similar account used by such Originator and/or its Affiliates (the “Payment Direction”), and each such Originator hereby acknowledges the Payment Direction and agrees that it will receive the SPE’s cash payment under the Payment Direction as Buyer’s cash payment of the Purchase Price due to such Originator for such Receivable under Section 2.03(b) hereof; provided, that the parties hereto acknowledge and agree that any payments made in accordance with the Payment Direction are made for administrative convenience only and that the legal effect thereof is the same as if the cash payment of the “Purchase Price” due for a Receivable under the Second Tier Transfer Agreement was paid by the SPE to Buyer and the cash payment of the Purchase Price due hereunder for such Receivable was paid by Buyer to the applicable Originator.
SECTION 2.04.No Recourse or Assumption of Obligations. Except as specifically provided in this Agreement, the Conveyance of Receivables and Related Assets under this Agreement shall be without recourse to the applicable Originator, including in the event of any Credit Events with respect to the applicable Obligors after the Conveyance of the applicable Receivables and Related Assets hereunder. Each Originator and Buyer intend the transactions hereunder to constitute absolute and irrevocable true sales or true contributions or absolute assignments of the Receivables and the Related Assets Conveyed by such Originator to Buyer, providing Buyer with the full risks and benefits of ownership of such Receivables and Related Assets (including without limitation the right of Buyer to further Convey such assets in its sole discretion to a transferee or transferees selected by Buyer), such that such Receivables and the Related Assets would not be property of such Originator’s estate in the event of its bankruptcy.
None of Buyer, the SPE, the Administrative Agent, any Purchaser/Lender or any other affected Person shall have any obligation or liability under any Receivables or Related Assets, nor shall Buyer, the SPE, the Administrative Agent, any Purchaser/Lender or any other affected Person have any obligation or liability to any Obligor or other customer or client of any Originator (including any obligation to perform any of the obligations of any Originator under any Receivables or Related Assets) or to Servicer.
ARTICLE III

ADMINISTRATION AND COLLECTION
SECTION 3.01.Specialty Materials to Act as Servicer; Contracts. Pursuant to the Receivables Purchase and Financing Agreement, the Servicer has been appointed to service the Receivables and the Related Assets for the benefit of Buyer and for the benefit of the Administrative Agent and SPE (as Buyer’s assignees).
(a)Each Originator shall cooperate with Buyer, the SPE and the Servicer in collecting amounts due from Obligors in respect of the Receivables that are Conveyed hereunder.
(b)Buyer and each Originator hereby grant to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take or cause to be taken in the name of Buyer or such Originator, as the case may be, any and all steps which are necessary or advisable to endorse, negotiate, enforce, or otherwise realize on any checks, instruments or other proceeds of the Receivables or other right of any kind held or transmitted by Buyer or such

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Originator or transmitted or received by Buyer (whether or not from such Originator) or such Originator in connection with any Receivable and any Related Assets (including under the related books and records).
(c)Each Originator hereby grants to Buyer and to Administrative Agent, as assignee of Buyer’s rights hereunder, an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take or cause to be taken in the name of Buyer or such Originator, as the case may be, any and all steps which are necessary or advisable to endorse, negotiate, enforce, or otherwise realize on any checks, instruments or other proceeds of the Receivables Conveyed hereunder or other right of any kind held or transmitted by Buyer or such Originator or transmitted or received by Buyer (whether or not from such Originator) or such Originator in connection with such Receivable and any Related Assets (including under the related books and records).
(d)Each Originator shall perform all of its obligations under the Contracts for Receivables Conveyed hereunder to the same extent as if such Receivables had not been Conveyed hereunder and the exercise by each of Buyer, the SPE, the Servicer, the Administrative Agent or any of their respective designees of its rights hereunder or under the Receivables Purchase and Financing Agreement shall not relieve such Originator from such obligations.
(e)Each Originator hereby covenants and agrees that it shall provide the Servicer with all necessary servicing files and records relating to the Contracts, Receivables and Related Security.
SECTION 3.02.Deemed Collections.
(a)If on any day the Outstanding Balance of any Receivable originated by any Originator and Conveyed hereunder is: (A) reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by any Originator or any Affiliate of any Originator, or any setoff, counterclaim or dispute between any Originator or any Affiliate of any Originator, and an Obligor, or (B) extended, amended or otherwise modified or waived or any payment term or condition of any related Contract is amended, modified or waived (in each case of (A) or (B), except as a result of a Credit Event or as expressly permitted under Sections 5.02(e) and 5.03(b)-(c) hereof or Section 8.02(a) of the Receivables Purchase and Financing Agreement), then, on such day, such Originator shall be deemed to have received a Collection of such Receivable, in the amount of such reduction or cancellation or, in the case of clause (B) above, in the amount that such extension, amendment, modification or waiver reduces the Outstanding Balance of such related Receivable in the sole good faith determination of the Administrative Agent.
Collections deemed received by any Originator under this Section 3.02(a) are herein referred to as “Deemed Collections”.
(b)Any Deemed Collections shall be applied as a credit for the account of Buyer against the Purchase Price of Receivables subsequently purchased by Buyer from such Originator hereunder; provided, however, if there have been no subsequent purchases of Receivables from such Originator (or insufficiently large purchases of Receivables from such

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Originator prior to the Monthly Settlement Date immediately following any such reduction in the Purchase Price of any Receivable) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit (or such insufficiency) shall be transferred by such Originator to a Collection Account in immediately available funds in the amount of such Deemed Collections on such Monthly Settlement Date subject to the following proviso; provided, further, that at any time (i) an Event of Default or Purchase and Sale Termination Event has occurred and is continuing or (ii) on or after the Purchase and Sale Termination Date, any Deemed Collection shall be transferred by such Originator to a Collection Account in immediately available funds in the amount of such Deemed Collection immediately (and in no event more than one Business Day) following the event giving rise to such Deemed Collection.
SECTION 3.03.Actions Evidencing Purchases. Each Originator (or Servicer, on behalf of such Originator) shall, on or prior to the Closing Date, mark its books and records evidencing all Receivables included in the Initial Purchase Report and all related Contracts, and shall, on or prior to each Subsequent Purchase Date, mark its books and records evidencing all Receivables Conveyed on such date and all related Contracts, in each case in a form reasonably acceptable to the Administrative Agent, evidencing that the Receivables Conveyed on such dates by such Originator have been transferred in accordance with this Agreement, and none of the Originators or Servicer shall change or remove such mark without the consent of the Administrative Agent, as assignee of the SPE. In addition, each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that Buyer, the SPE or the Administrative Agent, as its assignee, may reasonably request in order to perfect, protect or more fully evidence the purchases and Conveyances hereunder, or to enable Buyer, the SPE or the Administrative Agent, as its assignee, to exercise or enforce any of their respective rights with respect to the Receivables and Related Assets Conveyed hereunder. Without limiting the generality of the foregoing, each Originator will upon the request of Buyer or the Administrative Agent: (i) authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect the interests of Buyer, the SPE and the Administrative Agent, as its assignee, in the Receivables and Related Assets Conveyed hereunder by such Originator; and (ii) mark conspicuously each Contract evidencing such Receivables with a legend, reasonably acceptable to the Administrative Agent, evidencing that the related Receivables have been Conveyed in accordance with this Agreement.
(a)Each Originator hereby authorizes Buyer and the Administrative Agent, as assignee of Buyer’s rights hereunder, (i) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, naming such Originator as debtor and Buyer as secured party relative to all or any of the Receivables and Related Assets Conveyed by such Originator hereunder and (ii) to the extent permitted by the Receivables Purchase and Financing Agreement, to notify Obligors of the assignment of such Receivables and Related Assets by such Originator.
(b)Without limiting the generality of Section 3.03(a), each Originator hereby authorizes Buyer and the Administrative Agent to file, and shall deliver and file or cause to be filed, appropriate continuation statements, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statements filed in

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connection with the Closing Date or any other financing statement filed pursuant to this Agreement, if the Final Payout Date shall not have occurred.
SECTION 3.04.Reconveyance Under Certain Circumstances. Each Originator agrees to accept the reconveyance from Buyer of the affected Receivable and its Related Assets if Buyer notifies such Originator of a breach of any representation or warranty set forth in Section 4.02(a), (c), (k) or (r) as to such Receivable or a material breach of any other representation or warranty made or deemed made by such Originator pursuant to Article IV with respect to such Receivable or its Related Assets, and such Originator shall fail to cure such breach within fifteen (15) Business Days (or, in the case of the representations and warranties in Section 4.02(a), three (3) Business Days) of such notice). In such event, such Originator agrees to accept the reconveyance from Buyer of the affected Receivable and its Related Assets. The reconveyance price shall be paid by the applicable Originator to Buyer (or the SPE, as Buyer’s assignee) in immediately available funds by the deposit directly into a Collection Account on such 15th Business Day (or 3rd Business Day, if applicable) in an amount equal to the Outstanding Balance of such reconveyed Receivable at such time; and upon such payment, such Receivable shall be deemed a “Repurchased Receivable” hereunder and Buyer shall, immediately and automatically (without further action by any Person), be deemed to have absolutely and irrevocably Conveyed all of Buyer’s right, title and interest in, to and under such Receivable and its Related Assets as of such payment, and such Originator shall thereafter own all ownership rights therein free of any further commitments or obligations hereunder. By way of clarification, and notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the foregoing reconveyance obligation shall and is intended to apply to any Receivable and its Related Assets solely as to breached representations or warranties as of the date of Conveyance of such Receivable, and shall not apply to the extent of any such breaches resulting solely from a Credit Event of the related Obligor occurring after such Conveyance date.
SECTION 3.05.Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it shall be applied as specified in writing or otherwise by such Obligor or as required by applicable Law or by the underlying Contract. If the manner of application of any such payment is not specified by the related Obligor and is not required by applicable Law or by the underlying Contract, such payment shall, unless the Administrative Agent instructs otherwise, be applied: first, as a Collection of any Receivable or Receivables then outstanding of such Obligor, with such Receivables being paid in the order of the oldest first, and, second, to any other indebtedness of such Obligor.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
SECTION 4.01.Mutual Representations and Warranties. Each Originator represents and warrants to Buyer, the Administrative Agent and each Secured Party, and Buyer represents and warrants to each Originator, Administrative Agent and each Secured Party, as of the date hereof and as of each date on which a purchase and sale or contribution, as applicable, is made hereunder, as follows:
(a)Organization and Good Standing. It has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the

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laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, except to the extent that the failure to have such power and authority could not reasonably be expected to have a Material Adverse Effect, and with respect to Buyer, had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Receivables and Related Assets.
(b)Due Qualification. It is duly qualified to do business as a foreign organization in good standing and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of its property, the conduct of its business or the performance by it of its obligations contemplated in the Transaction Documents to which it is a party requires such qualifications, licenses or approvals, except where the failure to be in good standing or to hold any such qualifications, licenses and approvals could not reasonably be expected to have a Material Adverse Effect.
(c)Power and Authority; Due Authorization. It (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents (and Joinder Agreement, if applicable) to which it is a party, (B) carry out the terms of and perform its obligations under the Transaction Documents to which it is a party, (C) with respect to each Originator, Convey the Receivables and the Related Assets to Buyer on the terms and conditions herein provided, (D) with respect to Buyer, purchase, acquire, own, pledge and maintain the Receivables and the Related Assets, and (E) with respect to each Originator, grant a security interest in the Receivables and the Related Assets Conveyed hereunder on the terms and conditions herein provided, and (ii) has duly authorized by all necessary corporate or limited liability company action, as applicable, the execution, delivery and performance of this Agreement and the other Transaction Documents (and Joinder Agreement, if applicable) to which it is a party in any capacity and with respect to each Originator, the grant of a security interest in the Receivables and the Related Assets Conveyed hereunder on the terms and conditions herein provided.
(d)Valid Security; Binding Obligations. This Agreement constitutes a granting of a valid security interest in the Receivables and the Related Assets to Buyer as of the date of each Conveyance thereof, enforceable against creditors of, and purchasers from, the applicable Originator; and this Agreement constitutes, and each other Transaction Document (and Joinder Agreement, if applicable) to be signed by it when duly executed and delivered by it will constitute, a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(e)No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof by it will not, (i) conflict with, result in any breach or (without notice or lapse of time or both) a default under, (A) its certificate of formation or limited liability company agreement, as applicable, or (B) any Indebtedness, except with respect to this clause (B) to the extent that such

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conflict, breach or default would not reasonably be expected to have a Material Adverse Effect, (ii) result in the creation or imposition of any Adverse Claim upon any of its property or any of its Subsidiaries’ property, other than any Adverse Claim created in connection with this Agreement and the other Transaction Documents, (iii) conflict with, result in any breach or (without notice or lapse of time or both) a default under any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except with respect to this clause (iii) to the extent that such conflict, breach or default would not reasonably be expected to have a Material Adverse Effect, (iv) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such other agreement or instrument to which it is a party or by which it or any of its properties is bound, other than any Adverse Claim created in connection with this Agreement and the other Transaction Documents or (v) violate any applicable Law applicable to it or any of its properties.
(f)Bulk Sales Act. No transaction contemplated hereby requires compliance by it with any bulk sales act or similar applicable Law.
(g)No Proceedings. There are no actions, suits, proceedings, claims, disputes, or investigations pending, or to its knowledge threatened, before any Official Body (i) asserting the invalidity of this Agreement or any other Transaction Document (or Joinder Agreement, if applicable) to which it is a party, (ii) seeking to prevent the Conveyance of any Receivables and Related Assets or the consummation of the purposes of this Agreement or of any of the other Transaction Documents (or Joinder Agreement, if applicable) to which it is a party, or (iii) seeking any determination or ruling that has had or could reasonably be expected to have a Material Adverse Effect.
(h)Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Official Body is required for the due execution, delivery and performance by it of this Agreement or any other Transaction Document (or Joinder Agreement, if applicable) to which it is a party, except for the filing of the UCC financing statements referred to in Section 3.03 hereof, Section 3.03 of the Second Tier Transfer Agreement and Article V of the Receivables Purchase and Financing Agreement, all of which, at the times required in such agreements, shall have been duly filed and shall be in full force and effect.
(i)Litigation. No injunction, decree or other decision has been issued or made by any Official Body against it or any material portion of its properties that prevents it from, and, to its knowledge, no threat by any Person has been made to attempt to obtain any such decision against it or its properties, and there are no actions, suits, litigation or proceedings pending or threatened against it or its properties in or before any Official Body that has had or could reasonably be expected to have a Material Adverse Effect or would prevent it from, conducting its business operations relating to the Receivables or the performance of its duties and obligations hereunder or under the other Transaction Documents.
(j)Ordinary Course of Business. Each remittance of Collections on the Receivables transferred by such Originator to Buyer under this Agreement or pursuant to the other Transaction Documents will have been (i) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and Buyer and (ii) made in the ordinary course of business or financial affairs of such Originator and Buyer.

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SECTION 4.02.Additional Representations and Warranties of Each Originator. Each Originator represents and warrants to Buyer, the Administrative Agent and each Secured Party as of the date hereof and as of each date on which a purchase and sale or contribution, as applicable, is made hereunder, as follows:
(a)Valid Sale. This Agreement, upon compliance with the terms and procedures in Sections 2.02 and 2.03, constitutes an absolute and irrevocable valid sale, transfer and assignment or contribution, as applicable, on the applicable Conveyance date of each Receivable originated by such Originator and its Related Assets and transferred to Buyer hereunder, free and clear of any Adverse Claim.
(b)Use of Proceeds. The use of all funds obtained by such Originator under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Federal Reserve Board.
(c)Quality of Title; Fair Consideration. Prior to its Conveyance to Buyer hereunder, each Receivable originated by such Originator, together with its Related Assets, is owned by it free and clear of any Adverse Claim (other than Pre-Conveyance ABL Liens); when Buyer purchases or acquires by Conveyance such Receivable and Related Assets and all Collections and proceeds of any of the foregoing, Buyer shall have (i) acquired legal and equitable title to such Receivable, for fair consideration and reasonably equivalent value, and (ii) a valid ownership interest in such Receivable, free and clear of any Adverse Claim; and no financing statement or other instrument similar in effect covering such Receivable, any interest therein, and its Related Assets is on file in any recording office, except such as may be filed (i) in connection with any Pre-Conveyance ABL Liens on such Receivable and Related Assets, (ii) in favor of Buyer or the SPE in accordance with any Transfer Agreement (and as to filings for the benefit of the SPE, assigned to the Administrative Agent) and (iii) in favor of the Administrative Agent in accordance with the Receivables Purchase and Financing Agreement or any Transaction Document.
(d)Accurate Information. All certificates, reports, statements, documents and other information furnished to Buyer or the Administrative Agent by or on behalf of such Originator pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, when taken as a whole, at the time the same were so furnished, were complete and correct in all material respects on the date the same were furnished to Buyer or the Administrative Agent, and did not contain any material misstatement of fact or omit to state any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, that with respect to projections, estimates, pro forma financial information, engineering reports and forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) contained in the materials referenced above, such Originator represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time (it being understood that (A) projections, estimates, pro forma financial information, engineering reports and forward-looking statements are as to future events and not to be viewed as facts, (B) such projections, estimates, pro forma

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financial information, engineering reports and forward-looking statements are subject to significant uncertainties and contingencies, many of which are beyond the SPE-Related Parties’ control, and (C) no assurance can be given that such projections, estimates, pro forma financial information, engineering reports and forward-looking statements will be realized).
(e)UCC Details. (i) Such Originator’s true legal name as registered in the sole jurisdiction in which it is organized, the jurisdiction of such organization, its organizational identification number, if any, as designated by the jurisdiction of its organization, its federal employer identification number, if any, and (ii) the location of its chief executive office and principal place of business are specified in Annex 1 and the offices where such Originator keeps all its records are located at the addresses specified in Annex 1 (or at such other locations, notified to Administrative Agent and Buyer in accordance with this Agreement or the Receivables Purchase and Financing Agreement), in jurisdictions where all actions required under this Agreement or the Receivables Purchase and Financing Agreement have been taken and completed. Except as described in Annex 1, such Originator has no, and has never had any, trade names, fictitious names, assumed names or “doing business as” names and such Originator has never changed the location of its chief executive office or its true legal name, identity or corporate structure. Such Originator is organized only in a single jurisdiction.
(f)Collection Accounts. The account numbers of the Collection Accounts and related Collection Account Banks are specified in Schedule II to the Receivables Purchase and Financing Agreement.
(g)Tax Status. Such Originator (i) has timely filed all material Tax returns required to be filed by it and (ii) has paid or caused to be paid all material Taxes, assessments and other governmental charges, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.
(h)Servicing Programs. No license or approval is required for Servicer or Buyer’s use of any software or other computer program used by such Originator in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.
(i)Credit and Collection Policies. Such Originator has complied with the Credit and Collection Policy, and such policies have not changed since the Closing Date, except in accordance with Sections 5.02(e) and 5.03(c) hereof and Section 8.02(a) of the Receivables Purchase and Financing Agreement; provided, that the failure to have collected any Pool Receivable as a result of a Credit Event of the applicable Obligor shall not constitute a breach of this Section 4.02(i) so long as such Originator has otherwise complied with the Credit and Collection Policy in respect of such Pool Receivable.
(j)Compliance with Applicable Law. Such Originator has complied with all applicable Laws to which it may be subject, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect with respect to such Originator.

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(k)Eligible Receivables. Each Receivable owned by such Originator and Conveyed hereunder was an Eligible Receivable on the date of its sale or contribution hereunder, unless otherwise specified in the first Purchase Report or Pool Report that includes such Receivable.
(l)Adverse Change. As of the Closing Date, since December 31, 2024, no event or occurrence exists that has caused, or could reasonably be expected to cause, a Material Adverse Effect with respect to such Originator.
(m)Financial Information. All financial statements of the Parent and its consolidated Subsidiaries delivered in connection with this Agreement or any other Transaction Document were prepared in accordance with GAAP in effect on such date such statements were prepared and fairly present in all material respects the consolidated financial position of the Parent and its consolidated Subsidiaries and their results of operations as of the date and for the period presented or provided (other than in the case of annual financial statements, subject to footnotes and year-end audit adjustments); provided, that with respect to projections, estimates, pro forma financial information, engineering reports and forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) contained in any such financial statements, such Originator represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time (it being understood that (A) projections, estimates, pro forma financial information, engineering reports and forward-looking statements are as to future events and not to be viewed as facts, (B) such projections, estimates, pro forma financial information, engineering reports and forward-looking statements are subject to significant uncertainties and contingencies, many of which are beyond the SPE-Related Parties’ control, and (C) no assurance can be given that such projections, estimates, pro forma financial information, engineering reports and forward-looking statements will be realized). As of the Closing Date, since December 31, 2024, there has been no change in the business, property, operations or financial condition of the Parent and its Subsidiaries, taken as a whole, that could reasonably be expected to have a Material Adverse Effect with respect to such Originator.
(n)Investment Company Act. Such Originator is not (i) required to register as an “Investment Company” or (ii) “controlled” by an “Investment Company”, under (and as to each such term, as defined in) the Investment Company Act.
(o)ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, during the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any sales and contributions hereunder, no steps have been taken to terminate any Plan of any ERISA Group in which such Originator is a member, and no contribution failure has occurred with respect to any such Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any such Plan which would result in the incurrence by such Originator of any liability, fine or penalty in excess of the Threshold Amount. Except as would not reasonably be expected to have a Material Adverse Effect, such Originator does not have any contingent liability with respect to any post-retirement benefit under a Welfare Plan (as such term is defined in Section 3(1) of ERISA), other than liability for continuation coverage described in Part 6 of Title I of ERISA.

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(p)[Reserved].
(q)No Default. No event has occurred and is continuing and no condition exists, or would result from the Conveyance of the Receivables originated by such Originator, that constitutes or may reasonably be expected to constitute an Event of Default or Potential Default.
(r)No Fraudulent Conveyance; No Avoidance. No Conveyance by such Originator of a Receivable and its Related Assets hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws and the rules regulations thereunder or is otherwise void or voidable under such or similar laws or principles or for any other reason. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by such Originator to Buyer and, accordingly, no such transfer is or may be voidable or subject to avoidance under the any United States federal or applicable state bankruptcy or insolvency laws and the rules regulations thereunder.
(s)Solvent. Such Originator is Solvent.
(t)Reliance on Separate Legal Identity. Such Originator hereby acknowledges that the Secured Parties, the Purchasers/Lenders and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon such Originator’s identity as a legal entity separate from any Bankruptcy Remote Entity.
(u)Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws. Such Originator represents and warrants that:
(i)(A) No Covered Entity, nor any of its officers or directors, nor, to the knowledge of such Covered Entity, any employees, affiliates, consultants, brokers, or agents acting on a Covered Entity’s behalf in connection with this Agreement: (i) is a Sanctioned Person or (ii) directly, or indirectly through any third party, is engaged in any transactions or other dealings with any or for the benefit of Sanctioned Person or Sanctioned Jurisdiction, or any transactions or other dealings that otherwise are prohibited by Anti-Money Laundering Laws or Anti-Corruption Laws; or (B) no Receivables are Blocked Property.
(ii)Each Covered Entity and its directors and officers, and, to the knowledge of such Covered Entity, any employee, agent, or affiliate acting on behalf of such Covered Entity, is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause it to be in violation of Anti-Corruption Laws, including any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of payment, directly or indirectly, of any money or anything of value (including any gift, sample, rebate, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant or other thing of value, however characterized) to any Government Official or any Person to secure any improper advantage or to obtain or retain business. No Covered Entity nor any of its directors or officers nor, to the knowledge of any SPE-Related Party, any employee, agent or affiliate acting on behalf of such Covered Entity has, during the past five (5) years, received any notice or communication from any Person that alleges, or has been involved in an internal investigation involving any allegations relating to, potential violation of any Anti-Corruption

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Laws, or has received a request for information from any Official Body regarding Anti-Corruption Law matters. Each Covered Entity (a) has instituted and maintains policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws, (b) has conducted its business in compliance with all Anti-Corruption Laws in all material respects, and (c) has instituted and maintains policies and procedures reasonably designed to ensure compliance with such Laws.
(v)Opinions. The facts regarding each Originator, the Receivables, the Related Assets, the transactions contemplated by the Transaction Documents and the related matters set forth in any back-up certificate delivered by any SPE-Related Party in connection with the corporate and enforceability opinion of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
(w)Enforceability of Contracts. To such Originator’s knowledge, each Contract related to any Receivable sold or contributed by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the applicable Obligor in accordance with its terms, without being subject to any defense, deduction, offset or counterclaim and the applicable Originator has fully performed its obligations under such Contract except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.
ARTICLE V

GENERAL COVENANTS
SECTION 5.01.Mutual Covenants. At all times prior to the Final Payout Date, Buyer and each Originator shall:
(a)Compliance with Applicable Laws, Etc. Comply with all applicable Laws with respect to it, its business and its properties, the Receivables and each of the related Contracts, except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
(b)Preservation of Existence. Preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified to do business and in good standing as a foreign organization in each jurisdiction except where the failure to qualify or preserve or maintain such existence, rights, franchises or privileges or to be so qualified could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
(c)    Nonpetition Covenant. Prior to the date that is one year (or, if longer, the applicable preference period then in effect) and one day after the Final Payout Date, shall not initiate against, or join any Person in initiating against, the SPE (and in the case of any Originator, Buyer), any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any applicable federal or state bankruptcy or similar law, or the appointment

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of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the SPE (and in the case of any Originator, Buyer) or any substantial part of its property or the ordering or winding up or liquidation of the affairs of the SPE (and in the case of any Originator, Buyer).
SECTION 5.02.Additional Covenants of Each Originator. At all times prior to the Final Payout Date, each Originator shall:
(a)Inspections. (i) From time to time, upon reasonable notice of at least five (5) Business Days from Buyer or the Administrative Agent, as applicable, and during regular business hours, permit Buyer or the Administrative Agent or any of their respective agents, regulators or representatives including certified public accountants or other auditors or consultants acceptable to the Administrative Agent or Buyer, as applicable (at the sole cost and expense of such Originator), (A) to examine and make copies of and abstracts from all records in the possession or under the control of such Originator or its Affiliates or agents, and (B) to visit the offices and properties of such Originator or its agents or Affiliates for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to the Receivables originated by such Originator, such Originator’s performance hereunder or such Originator’s financial condition and results of operations with any of the officers or employees of such Originator or its Affiliates having knowledge of such matters; and (ii) without limiting the provisions of clause (i) above, from time to time on request of the Administrative Agent or Buyer with reasonable notice of at least five (5) Business Days and during reasonable business hours, permit certified public accountants or other consultants or auditors acceptable to the Administrative Agent or Buyer (as applicable) to conduct, at such Originator’s expense, a review of such Originator’s books and records relating to the Receivables; provided, that, each Originator shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period unless an Event of Default or Potential Default has occurred and is continuing. The inspection rights under this Section 5.02(a) shall be conducted concurrently with similar inspection rights under the Receivables Purchase and Financing Agreement to inspect the SPE.
(b)Keeping of Records and Books of Account; Financial Statements. (i) Maintain and implement, or cause to be maintained and implemented, administrative and operating procedures for the generation of (including an ability to recreate records evidencing each Receivable and its Related Assets Conveyed hereunder and the Purchase Price therefor (whether paid in cash or as a capital contribution) in the event of the destruction of the originals thereof, backing up on at least a daily basis on a separate backup computer from which electronic file copies can be readily produced and distributed to third parties being agreed to suffice for this purpose), and (ii) keep and maintain, or cause to be kept and maintained (or transferred to the Servicer), in each case of (i) and (ii): all documents, books, records and other information necessary or advisable to identify, maintain and protect the Receivables and Related Assets Conveyed hereunder, for the generation of any Purchase Reports required hereunder, and for the collection of all such Receivables and Related Assets (including records adequate to permit the daily identification of each new Receivable Conveyed hereunder and its Related Assets, the Purchase Price therefor (whether paid in cash or as a capital contribution), the capital account balances of the equity owners of Buyer and the SPE, and all Collections of and adjustments to

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each existing Conveyed Receivable received, made or otherwise processed on that day); provided, further, that each Originator shall (or shall cause the Servicer to) indicate in such Originator’s financial statements and in the consolidated financial statements of such Originator and its Affiliates that all Receivables and Related Assets that have been Conveyed hereunder have been sold and/or contributed to Buyer under this Agreement and by Buyer to the SPE under the Second Tier Transfer Agreement, and pledged and/or sold by the SPE to the Administrative Agent under the Receivables Purchase and Financing Agreement.
(c)Performance and Compliance with Receivables and Contracts. At its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under each Receivable and the related Contracts, unless such Originator or Servicer makes a Deemed Collection in respect of the entire Outstanding Balance thereof in accordance with Section 3.02.
(d)Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its records (and all original documents relating thereto), at the address(es) of such Originator referred to in Annex 1 or, upon ten (10) days’ prior written notice to Buyer and the Administrative Agent, at such other locations in jurisdictions where all action required by this Agreement and the Receivables Purchase and Financing Agreement shall have been taken and completed.
(e)Credit and Collection Policies. Comply in all material respects with the Credit and Collection Policy in regard to each Receivable originated by such Originator and its Related Assets and not agree to any material changes thereto except in accordance with Section 5.03(c) hereof and Section 8.02(a) of the Receivables Purchase and Financing Agreement; provided, that the failure to have collected any Pool Receivable as a result of a Credit Event of the applicable Obligor shall not constitute a breach of this Section 5.02(e) so long as such Originator has otherwise complied in all material respects with the Credit and Collection Policy in respect of such Pool Receivable. Promptly following any change in the Credit and Collection Policy, the Servicer will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent, Buyer and the SPE.
(f)Collections. Instruct all Obligors to deliver payments on the Receivables Conveyed by such Originator hereunder to a Collection Account or a Lock-Box. Each Originator and the Servicer will, at all times, maintain such books and records necessary to (i) identify Collections received from time to time on such Receivables and the accounts in which such Collections are held and (ii) segregate such Collections from other property of such Originator, subject to any commingling expressly permitted under the Receivables Purchase and Financing Agreement; provided, that segregation of such Collections from any Excluded Collections shall not be required unless an Event of Default or Ratings Event I shall have occurred and segregation has been required by the Administrative Agent under the Receivables Purchase and Financing Agreement. If any payments on such Receivables or other Collections on Pool Receivables are received by such Originator or the Servicer, such Originator or the Servicer, as applicable, shall hold such payments in trust for the benefit of Buyer, the SPE, the Administrative Agent, the Purchasers/Lenders and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection

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Account; provided, that Collections may be held in Permitted Linked Accounts to the extent permitted in the Receivables Purchase and Financing Agreement. Each Originator shall not permit funds other than Collections on Receivables and other Supporting Assets and Excluded Collections to be deposited into any Collection Account. Each Originator will not, and will not permit any other Person to, commingle Collections or other funds to which Buyer, the SPE, the Administrative Agent, any Purchaser/Lender or any other Secured Party is entitled, with any other funds other than Excluded Collections or to the extent otherwise expressly permitted under the Receivables Purchase and Financing Agreement.
(g)Frequency of Billing. Prepare and deliver (or cause to be prepared and delivered) invoices with respect to each Receivable originated by such Originator in accordance with the Credit and Collection Policy, but in any event no less frequently than as required under the Contract related to such Receivable.
(h)Insurance. Keep its insurable properties insured at all times by financially sound and responsible insurers; maintain insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses in the same geographic area; maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and maintain such other insurance as may be required by applicable Law.
(i)Reserved.
(j)Reserved.
(k)Financial Reporting. Each Originator will maintain a system of accounting established and administered in accordance with GAAP, and each Originator shall furnish to Buyer and the Administrative Agent such information (including non-financial information) as Buyer or the Administrative Agent may from time to time reasonably request in connection with the transactions contemplated by the Transaction Documents; provided, that such additional information (i) does not constitute non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to Buyer or the Administrative Agent (or their respective representatives or contractors) is not prohibited by Law or any binding agreement with any third party, (iii) is not subject to attorney-client or similar privilege and does not constitute attorney work product and (iv) is otherwise prepared by an SPE-Related Party in the ordinary course of business and is of a type customarily provided to buyers and lenders in similar facilities.
(l)Sanctions and other Anti-Money Laundering Laws; Anti-Corruption Laws. Such Originator covenants and agrees that:
(i)it shall immediately notify each Secured Party in writing upon (but in no event later than three (3) Business Days after) the occurrence of a Reportable Compliance Event;

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(ii)if, at any time, any Supporting Assets sold, contributed or otherwise transferred to Buyer by such Originator become Blocked Property, then, in addition to all other rights and remedies available to any Purchaser/Lender Party, upon request by any Purchaser/Lender Party, such Originator shall provide substitute Supporting Assets acceptable to the Administrative Agent that are not Blocked Property;
(iii)it shall, and shall require each other Covered Entity to, conduct its business in compliance with all Anti-Corruption Laws in all material respects and maintain policies and procedures reasonably designed to ensure compliance by such Covered Entity with such Laws; and
(iv)it and its Subsidiaries will not: (A) become a Sanctioned Person or allow any employees, officers, directors, affiliates, consultants, brokers, or agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (B) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Capital to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction; (C) pay or repay any SPE Obligations with Blocked Property or funds derived from any unlawful activity; (D) permit any Supporting Assets to become Blocked Property; or (E) cause any Purchaser/Lender Party to violate any Anti-Money Laundering Laws or Anti-Corruption Laws; and
(v)it will not, and will not permit any of its Subsidiaries to, directly or indirectly, use the Capital or any proceeds thereof for any purpose which would breach any Anti-Money Laundering Laws or Anti-Corruption Laws in any jurisdiction in which any Covered Entity does business.
(m)Notices. The Servicer will notify Buyer, the SPE and the Administrative Agent in writing of any of the following events promptly upon (but in no event later than four (4) Business Days after (other than as provided in clauses (v) and (viii) below)) an Authorized Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps taken or being taken by the Person(s) affected with respect thereto:
(i)Notice of Purchase and Sale Termination Event, Event of Default or Potential Default. A statement of an Authorized Officer of the Servicer setting forth details of any Purchase and Sale Termination Event, Event of Default or Potential Default that has occurred and is continuing and the action that the Servicer and the Originators have taken or propose to take with respect thereto.
(ii)Representations and Warranties. The failure of any representation or warranty made or deemed made by any Originator under this Agreement or any other Transaction Document to be true and correct in any material respect when made.
(iii)Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect.
(iv)Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Receivables or Related Assets Conveyed hereunder or any material portion thereof (other than

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Pre-Conveyance ABL Liens), (B) any Person other than Buyer, the Servicer, the SPE or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box), or (C) any Obligor shall receive any change in payment instructions with respect to Receivable(s) Conveyed hereunder from a Person other than the Servicer or the Administrative Agent.
(v)Name Changes. Within ten (10) days after any change in any Originator’s or Buyer’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.
(vi)Change in Accountants or Accounting Policy. Any change in (A) the external accountants of any Originator, or (B) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Receivables shall be deemed “material” for such purpose).
(vii)Material Adverse Change. Promptly, and in all events within two (2) Business Days, after the occurrence thereof, notice of any matter that could reasonably be expected to result in a material adverse change in the business, operations, property or financial of other condition of the Originators, taken as a whole.
(viii)Change in Credit and Collection Policies or Business. At least thirty (30) days prior to (i) the effectiveness of any change in or amendment to the Credit and Collection Policy that requires the consent of the SPE and the Administrative Agent under Section 5.03(c), a description or, if available, a copy of the Credit and Collection Policy then in effect and a written notice (A) indicating such change or amendment and (B) requesting the consent of the SPE and the Administrative Agent thereto; and (ii) any change in the character of any Originator’s business that requires the consent of the SPE and the Administrative Agent under Section 5.03(c), a written notice describing such change and requesting the consent of the SPE and the Administrative Agent consent thereto.
(ix)Other Information. Promptly, from time to time, such records or other information, documents, records or reports respecting the condition or operations, financial or otherwise, of each Originator as the Administrative Agent or Buyer may from time to time reasonably request in order to protect the interests of Buyer, the Administrative Agent, or any Purchaser/Lender Party under or as contemplated by this Agreement or any other Transaction Document or to comply with any applicable Law or any Official Body; provided, that such additional information (as embodied in any such records, information, documents or reports) (i) does not constitute non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to Buyer or the Administrative Agent (or their respective representatives or contractors) is not prohibited by Law or any binding agreement with any third party, (iii) is not subject to attorney-client or similar privilege and does not constitute attorney work product and (iv) is otherwise prepared by an SPE-Related Party in the ordinary course of business and is of a type customarily provided to buyers and lenders in similar facilities.
SECTION 5.03.Negative Covenants of Each Originator. From the date hereof until the Final Payout Date, each Originator shall not, without the prior written consent of the

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Administrative Agent and Buyer, do or permit to occur any act or circumstance which it has covenanted not to do or permit to occur in any other Transaction Document to which it is a party in any capacity, or:
(a)Sales, Adverse Claims, Etc. Except as otherwise expressly provided herein or in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than Pre-Conveyance ABL Liens) upon or with respect to: (i) any Receivable originated by such Originator or any Related Asset or any interest therein; (ii) any Collection Account to which any Collections of any of the foregoing are sent; (iii) any right to receive income or proceeds from or in respect of any of the foregoing (other than the purchase price paid to such Originator hereunder, or any proceeds of Collections remitted or distributed to such Originator to the extent permitted under the Transfer Agreements and the Receivables Purchase and Financing Agreement); or (iv) its equity interest in Buyer.
(b)Extension or Amendment of Receivables. Except as permitted under the Receivables Purchase and Financing Agreement, extend, amend or otherwise modify the payment terms of any Receivable originated by such Originator or amend, modify or waive any payment term or condition of any related Contract, in each case unless (i) a corresponding Deemed Collection payment in respect of such Receivable is made, in full, in connection therewith, or (ii) such Receivable is a Rejected Receivable, Repurchased Receivable or Excluded Receivable.
(c)Change in Credit and Collection Policies or Business. (i) Make or consent to any change in, or waive any of the provisions of, the Credit and Collection Policy in a manner that (A) is not permitted by the Receivables Purchase and Financing Agreement or (B) could reasonably be expected to materially adversely affect the collectability of the Pool Receivables, the credit quality of any Pool Receivable, the enforceability of any related Contract or the applicable Originator’s ability to perform its obligations under the related Contract or the Transaction Documents to which it is a party, in each case of (A) or (B) without the prior written consent of the SPE and the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed; or (ii) make any change in the character of such Originator’s business that has a material and adverse effect on or could reasonably be expected to materially and adversely affect the ability of such Originator to perform its obligations hereunder or that would prevent such Originator from conducting its business operations relating to the Receivables, its servicing of the Receivables or the performance of its duties and obligations hereunder or under the other Transaction Documents to which it is a party, without the prior written consent of the SPE and the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed.
(d)Change in Collection Account Banks. (i) Add any bank account not listed on Schedule II as of the Closing Date as a Collection Account unless the Administrative Agent shall have previously approved and received duly executed copies of all Account Control Agreements and/or amendments thereto covering each such new account, (ii) terminate any Collection Account or related Account Control Agreement without the prior written consent of the Administrative Agent and, in each case, only if all of the payments from Obligors that were

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being sent to such Collection Account will, upon termination of such Collection Account and at all times thereafter, be deposited in a Collection Account covered by an Account Control Agreement or (iii) amend, supplement or otherwise modify any Account Control Agreement without the prior written consent of the Administrative Agent, in each case of (i), (ii) or (iii) such approval or consent of the Administrative Agent not to be unreasonably withheld, conditioned or delayed.
(e)Mergers, Acquisitions, Sales, Etc. (i) Without the prior written consent of the Administrative Agent, (A) undertake any division of its rights, assets, obligations, or liabilities pursuant to a plan of division or otherwise pursuant to applicable Law, or (B) merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired); or (ii) change its jurisdiction of organization or its name, identity or corporate structure or make any other change such that any financing statement or other lien filing filed or other action taken to perfect Buyer’s and the Administrative Agent’s interests under this Agreement or the Receivables Purchase and Financing Agreement would become seriously misleading or would otherwise be rendered ineffective, without providing written notice to the Buyer and the Administrative Agent (except as specifically permitted in Section 5.02(m)(v)). Each Originator shall not amend or otherwise modify or waive its limited liability company agreement or certificate of formation or any provision thereof without the prior written consent of the Administrative Agent.
(f)Deposits to Accounts. (i) Deposit or otherwise credit, or cause or permit to be so deposited or credited, or direct any Obligor to deposit or remit, any Collection on a Receivable Conveyed hereunder or any proceeds thereof to any account other than a Collection Account or (ii) permit funds other than Collections and other Supporting Assets and Excluded Collections to be deposited into any Collection Account.
(g)Reserved.
(h)Actions Impairing Quality of Title. Take any action that could cause any Receivable, together with its Related Security, not to be owned by such Originator free and clear of any Adverse Claim (other than Pre-Conveyance ABL Liens); or take any action that could reasonably be expected to cause the Administrative Agent not to have a valid ownership interest or first priority perfected security interest in the Receivables Conveyed under the Second Tier Transfer Agreement and the Collection Accounts and, to the extent such security interest can be perfected by filing a financing statement or the execution of an account control agreement, any Related Security (or any portion thereof) and all cash proceeds of any of the foregoing, in each case, free and clear of any Adverse Claim; or suffer the existence of any financing statement or other instrument similar in effect covering any Receivable on file in any recording office except such as may be filed (i) in connection with any Pre-Conveyance ABL Liens on such Receivable, (ii) in favor of Buyer or the SPE in accordance with any Transaction Document or (iii) in favor of the Administrative Agent in accordance with this Agreement or any Transaction Document.
(i)Buyer’s Tax Status. Take or cause any action to be taken that would cause Buyer to (i) be treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is disregarded as separate from U.S. Person for U.S. federal income

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tax purposes or (ii) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
(j)Reserved.
(k)Exclusivity. Other than with respect to Rejected Receivables, Repurchased Receivables, Excluded Receivables and their respective Related Assets and Collections, (i) sell, factor, assign or otherwise finance any Receivables (or similar assets and property that would be Receivables or Related Assets if Conveyed hereunder) except as contemplated by this Agreement and the other Transaction Documents or (ii) enter into any contract which evidences a Receivable with any Obligor which is not sold or contributed pursuant to this Agreement.
SECTION 5.04.Separateness Covenants. Each Originator and Buyer hereby acknowledge that this Agreement and the other Transaction Documents are being entered into in reliance upon the identity of Buyer and the SPE as, in each case, a legal entity separate from each other and from each Originator and its other Affiliates. Therefore, from and after the date hereof, each Originator shall take all reasonable steps necessary to make it apparent to third Persons that each of Buyer and the SPE is an entity with assets and liabilities distinct from each Originator and any other Persons, and is not a division of any Originator, its other Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each Originator shall take such actions as shall be required in order that:
(a)No Originator shall be involved in the day-to-day management of Buyer or the SPE, except with respect to the Servicer’s duties in such capacity under the Transfer Agreements and the Receivables Purchase and Financing Agreement;
(b)Each Originator shall maintain separate records and books of account from Buyer and the SPE and otherwise will observe corporate formalities and have a separate area from Buyer and the SPE for its business (which may be located at the same address as Buyer or the SPE, and, to the extent that it and Buyer or the SPE have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses);
(c)the financial statements and books and records of each Originator shall be prepared after the date of creation of Buyer and the SPE to reflect and shall reflect the separate existence of Buyer and the SPE;
(d)except as permitted by the Receivables Purchase and Financing Agreement, (i) each Originator shall maintain its assets (including deposit accounts) separately from the assets (including deposit accounts) of Buyer and the SPE and (ii) each Originator’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of Buyer and the SPE;
(e)No Originator shall act as an agent for Buyer or the SPE, except to the extent permitted for the Servicer with respect to its duties in such capacity under the Transfer Agreements and the Receivables Purchase and Financing Agreement;

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(f)No Originator shall conduct any of the business of Buyer or the SPE in its own name, except to the extent permitted for the Servicer with respect to its duties in such capacity under the Transfer Agreements and the Receivables Purchase and Financing Agreement;
(g)No Originator shall pay any liabilities of Buyer or the SPE out of its own funds or assets, except to the extent permitted for the Servicer with respect to its duties in such capacity under the Transfer Agreements and the Receivables Purchase and Financing Agreement;
(h)Each Originator shall maintain an arm’s-length relationship with Buyer and the SPE;
(i)No Originator shall assume or guarantee or become obligated for the debts of Buyer or the SPE or hold out its credit as being available to satisfy the obligations of Buyer or the SPE;
(j)No Originator shall acquire obligations of Buyer or the SPE;
(k)Each Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with Buyer and the SPE, including shared office space;
(l)Each Originator shall identify and hold itself out as a separate and distinct entity from Buyer and the SPE;
(m)Each Originator shall correct any known misunderstanding respecting its separate identity from Buyer and the SPE;
(n)No Originator shall enter into, or be a party to, any transaction with Buyer or the SPE, except in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;
(o)No Originator shall pay the salaries of Buyer’s or the SPE’s employees, if any; and
(p)to the extent not already covered in paragraphs (a) through (o) above, such Originator shall comply and/or act in accordance with all of the other separateness covenants set forth in Section 7.03 of the Receivables Purchase and Financing Agreement.
ARTICLE VI

TERMINATION
SECTION 6.01.Optional Termination.
(a)Upon the occurrence and during the continuation of a Purchase and Sale Termination Event described in any of clauses (a) through (d) of the definition thereof, Buyer (but not the Servicer or any Originator), with the prior written consent of the Administrative Agent (which may grant or deny such consent in its sole discretion), shall have the option, by notice to the SPE and Originators (with a copy to the Administrative Agent and the Purchasers/Lenders), to declare the Purchase Facility terminated.

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(b)Upon the occurrence and during the continuation of a Purchase and Sale Termination Event described in clause (e) or clause (f) of the definition thereof, any Originator (acting either individually or collectively with other Originators) shall have the option, upon prior notice to Buyer and the SPE (with a copy to the Administrative Agent), to declare the Purchase Facility terminated as to such Originator.
SECTION 6.02.Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to Section 6.01(a), Buyer (and the Administrative Agent as Buyer’s collateral assignee) shall have, in addition to all other rights and remedies with respect to the Receivables Conveyed under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Laws, which rights shall be cumulative. Upon any termination of the Purchase Facility pursuant to Section 6.01(b), the applicable Originator shall have, in addition to all other rights and remedies with respect to the Receivables Conveyed by such Originator under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Laws, which rights shall be cumulative.
ARTICLE VII

INDEMNIFICATION
SECTION 7.01.Each Originator’s Indemnity. General Indemnity. Without limiting any other rights which any such Person may have hereunder or under applicable Law, but subject to Section 8.05, each Originator, severally and not jointly with the other Originators as to their respective obligations under this Section 7.01, hereby agrees to indemnify and hold harmless Buyer, the SPE, the Administrative Agent and any Secured Party under the Receivables Purchase and Financing Agreement and all of their respective successors, transferees, participants and assigns, and all officers, members, managers, directors, shareholders, officers, employees and agents of any of the foregoing (each an “Originator Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related reasonable and documented out-of-pocket costs and expenses (including all filing fees), including reasonable and documented Attorney Costs, and reasonable consultants’ and accountants’ fees and disbursements (all of the foregoing being collectively referred to as “Originator Indemnified Amounts”) awarded against or incurred by any of them arising out of, resulting from, relating to or in connection with any of the following:
(a)the transfer by such Originator of any interest in any Receivable other than (i) the granting of any Pre-Conveyance ABL Liens, (ii) the Conveyance of any Receivable and Related Assets to Buyer pursuant to this Agreement and the grant of a security interest or ownership interest therein to Buyer pursuant to this Agreement or the subsequent assignment thereof to the SPE and pledge thereof to the Administrative Agent, or (iii) any transfers, granting of Liens or other exercise of ownership rights by such Originator with respect to a Rejected Receivable, Repurchased Receivable, Excluded Receivable or any other Receivable not Conveyed hereunder;
(b)any representation, warranty or statement made or deemed made by such Originator (or any of its officers) under or in connection with this Agreement, any of the other Transaction Documents to which it is a party, or any other information or report delivered by or on behalf of such Originator pursuant hereto, which shall have been untrue, false or incorrect

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when made or deemed made; provided, that with respect to projections, estimates, pro forma financial information, engineering reports and forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) contained in any such statement, information or report, this clause (b) shall apply only if such information was not prepared by such Originator in good faith based upon assumptions believed by it to be reasonable at the time;
(c)the failure of such Originator to comply with the terms of any Transaction Document to which it is a party or any applicable Law with respect to any Receivable or the Related Assets or the nonconformity of any such Receivable or Related Assets with any such applicable Law (including in each case with respect to any Receivable or Related Assets transferred by such Originator, but excluding any Rejected Receivables, Repurchased Receivables or Excluded Receivables);
(d)the lack of an enforceable ownership interest or a first priority perfected security interest, as of the Conveyance or purported Conveyance thereof, in any Receivable (and its Related Assets) Conveyed by such Originator hereunder, or purported to be Conveyed by such Originator, to Buyer pursuant to this Agreement against all Persons (including any bankruptcy trustee or similar Person), in each case free and clear of any Adverse Claim;
(e)the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable Laws with respect to any Receivable and its Related Assets Conveyed by such Originator, or purported to be Conveyed by such Originator, to Buyer pursuant to this Agreement whether at the time of any purchase or acquisition, as applicable, or at any subsequent time, in each case if such failure or delay is caused solely by such Originator;
(f)any dispute, claim, offset, defense, or other similar claim or defense (other than as a result of a Credit Event, including discharge in bankruptcy) of an Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool Conveyed by such Originator, or purported to be Conveyed by such Originator, to Buyer pursuant to this Agreement (including a defense based on such Receivable or the Related Assets not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), any other claim resulting from or relating to collection activities with respect to such Receivable or any other claim resulting from the sale of the goods, merchandise or rendering of services related to such Receivable or the furnishing or failure to furnish such goods, merchandise or services, or other similar claim or defense not arising from a Credit Event;
(g)any failure of such Originator to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document to which it is a party or to timely and fully comply with the Credit and Collection Policy in regard to any Receivable Conveyed by such Originator;
(h)any suit or claim (including, but not limited to, any products liability or environmental claim) related to the goods, merchandise or services which are the subject of or related to any Receivable or Related Assets Conveyed by such Originator, or purported to be

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Conveyed by such Originator, to Buyer pursuant to this Agreement (including any products liability or environmental liability claim arising out of or in connection with merchandise or services that are the subject of any such Receivable or Related Asset);
(i)the ownership (prior to Conveyance hereunder), delivery, non-delivery, possession, design, construction, use, maintenance, transportation, performance (whether or not according to specifications), operation (including the failure to operate or faulty operation), condition, return, sale, repossession or other disposition or safety of any Related Assets (including claims for patent, trademark, or copyright infringement and claims for injury to persons or property, liability principles, or otherwise, and claims of breach of warranty, whether express or implied);
(j)any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document to which such Originator is a party or its use of proceeds of any purchase hereunder or in respect of any Receivable or other Related Assets Conveyed by such Originator hereunder or any related Contract (except to the extent relating to a Credit Event or credit losses on such Receivable by reason of a Credit Event, including a Relief Proceeding or insolvency, or the financial or credit condition or financial default, of the related Obligor);
(k)(i) if legally required, the failure by such Originator to notify the affected Obligor of the assignment pursuant to the terms hereof of any Receivable or Related Assets Conveyed by such Originator to Buyer hereunder (and subsequently, as transferred pursuant to the Second Tier Transfer Agreement to the SPE and as pledged under the Receivables Purchase and Financing Agreement to Administrative Agent for the benefit of the Purchaser/Lenders) or (ii) the failure to require that all Collections of such Receivables be deposited directly in a Collection Account covered by an Account Control Agreement;
(l)the failure by such Originator to comply with the “bulk sales” or analogous applicable Laws of any jurisdiction;
(m)any Taxes imposed upon any Originator Indemnified Party or upon or with respect to the Receivables Conveyed by such Originator (whether or not imposed on any Person, including a Purchaser/Lender), or purported to be Conveyed by such Originator, to Buyer pursuant to this Agreement arising by reason of the purchase or ownership, contribution or sale of such Receivables (or of any interest therein) or Related Assets, but excluding any Taxes calculated or based upon the income of any Originator Indemnified Party;
(n)any failure of such Originator to perform any of its respective duties or obligations under any Contract related to any Receivable Conveyed by such Originator hereunder;
(o)with respect to any Receivable Conveyed by such Originator hereunder, any failure by such Originator to obtain the related Obligor’s consent to any transfer, sale or assignment of any rights and duties under the related Contract to the extent that such Contract requires such Obligor thereunder to consent to any such transfer, sale or assignment of any rights and duties thereunder;

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(p)the failure by such Originator to pay when due any Taxes, including sales, excise or personal property taxes, with respect to the Receivables or Related Assets Conveyed by such Originator, but excluding any Taxes calculated or based upon the income of any Originator Indemnified Party;
(q)any claim brought by any Person other than an Originator Indemnified Party arising from any activity by such Originator or an Affiliate of such Originator in servicing, administering or collecting any Receivable or Related Asset Conveyed by such Originator hereunder;
(r)any loss arising, directly or indirectly, as a result of the failure by such Originator to timely collect and remit to the appropriate authority any sales or similar transfer type Taxes on or with respect to any Receivables or Related Assets Conveyed hereunder (to the extent not duplicative of clause (m) or (p) above);
(s)any commingling by such Originator of any Collections relating to the Receivables or Related Assets Conveyed by it hereunder with any of its own funds or the funds of any other Person, unless permitted by a Transfer Agreement or the Receivables Purchase and Financing Agreement;
(t)the failure or delay by such Originator to provide any Obligor with an invoice or other evidence of indebtedness with respect to a Receivable Conveyed by such Originator hereunder;
(u)any breach by such Originator of any Contract as a result of its Conveyance thereof or of any Receivables related thereto pursuant to this Agreement;
(v)any inability of such Originator to assign any Receivable or Related Asset as contemplated hereunder or under other Transaction Documents to which it is a party; or the violation or breach by such Originator of any confidentiality provision, or of any similar covenant of non-disclosure, with respect to any related Contract, or any other Originator Indemnified Amount with respect to or resulting from any such violation or breach;
(w)any claim, litigation, suit, arbitration or other adversarial proceeding to which such Originator is a party; or
(x)any setoff with respect to any Receivable Conveyed by such Originator hereunder;
(y)provided, that notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the foregoing indemnity and hold harmless agreement as to any Originator Indemnified Party shall exclude any Originator Indemnified Amounts (x) to the extent resulting solely from the gross negligence, willful misconduct or material breach of any obligations under any Transaction Documents on the part of such Originator Indemnified Party, or from any dispute solely among Originator Indemnified Parties, in each case as determined by a final non-appealable judgment by a court of competent jurisdiction, (y) to the extent resulting solely from a Credit Event of the related Obligor with respect to any Receivable or Related Asset, or (z) for which payment of such Originator Indemnified Amounts by the applicable

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Originator would otherwise constitute recourse to such Originator for any applicable uncollectible Receivable or Related Asset (except to the extent such Receivable or Related Asset is uncollectible as a result of the action or inaction of such Originator).
ARTICLE VIII

MISCELLANEOUS
SECTION 8.01.Amendments, Etc.
(a)The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by Buyer, the Servicer and the Originators, with the prior written consent of the Administrative Agent.
(b)No failure or delay on the part of Buyer, the Servicer, any Originator, the SPE, the Administrative Agent, any Originator Indemnified Party or any third-party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any SPE-Related Party, the Administrative Agent or any third-party beneficiary in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by an Originator, the Servicer, Buyer, the SPE or the Administrative Agent under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
(c)The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.
SECTION 8.02.Termination; Remedies. If a Purchase and Sale Termination Event has occurred and is continuing, Buyer (or Administrative Agent as assignee of Buyer’s rights hereunder) shall have, in addition to all other rights and remedies under this Agreement, any other Transaction Document or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable Laws (including all the rights and remedies of a secured party upon default under the UCC (including the right to Convey any or all of the Receivables and Related Assets Conveyed to Buyer hereunder)). The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by applicable Law. As to the Receivables and Related Assets Conveyed to Buyer hereunder and any Lien held by the Administrative Agent as assignee of Buyer’s rights hereunder, each Originator hereby consents to and agrees to be bound by the specific remedies provisions of Section 9.02 of the Receivables Purchase and Financing Agreement as to the exercise of such remedies against Buyer and its pledged assets, as if they were set forth herein mutatis mutandis.
SECTION 8.03.Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email

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communication) and faxed, emailed or delivered, to each party hereto, at its address set forth under its name in Annex 2 or at such other address, facsimile number or email address as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrative Agent, at its address for notices pursuant to the Receivables Purchase and Financing Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means.
SECTION 8.04.Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No Originator nor the Servicer may assign any of its rights hereunder or any interest herein without the prior written consent of Buyer and the consent of the Administrative Agent (as assignee of Buyer’s rights hereunder), except as otherwise herein specifically provided. Buyer may not assign any of its rights hereunder or any interest herein without the prior written consent of the Originators and the Servicer, which shall not be unreasonably withheld. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article IV and the indemnification and payment provisions of Article VII and Section 8.05 shall be continuing and shall survive any termination of this Agreement
SECTION 8.05.Costs and Expenses. In addition to its obligations under Article VII whether or not the transactions contemplated hereby shall be consummated, each Originator, severally and not jointly with the other Originators as to their respective obligations under this Section 8.05, agrees to pay promptly:
(a)to Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of Buyer’s rights hereunder all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement as to such Originator (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto, with respect to such Originator), including (i) the reasonable and documented Attorney Costs for Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of Buyer’s rights hereunder with respect thereto and with respect to advising any such Person as to their rights and remedies as to such Originator under this Agreement and the other Transaction Documents to which such Originator is a party and (ii) reasonable and documented accountants’, auditors’ and consultants’ fees and expenses for Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of Buyer’s rights hereunder incurred in connection with the administration and maintenance of this Agreement or advising any such Person as to their rights and remedies as to such Originator under this Agreement or as to any actual or reasonably claimed breach by such Originator of this Agreement or any other Transaction Document to which such Originator is a party;
(b)to Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of Buyer’s rights hereunder all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented Attorney Costs), of any such Person incurred in

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connection with the enforcement of any of their respective rights or remedies as to such Originator under the provisions of this Agreement and the other Transaction Documents to which such Originator is a party; and
(c)all Other Taxes payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Originator Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such Taxes, but excluding any Taxes calculated or based upon the income of any Originator Indemnified Party.
SECTION 8.06.Execution in Counterparts; Integration. This Agreement may be executed in any number of counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement, together with the other Transaction Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.
SECTION 8.07.Choice of Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial.
(a)Governing Law. This Agreement and the other Transaction Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Transaction Document (except, as to any other Transaction Document, as expressly specified therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.
(b)Submission to Jurisdiction. The Originators, Buyer and the Servicer irrevocably and unconditionally agree that they will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Purchaser/Lender or any SPE-Related Party of the foregoing in any way relating to this Agreement or any other Transaction Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Transaction Document shall affect any right that the Administrative Agent or any Purchaser/Lender may otherwise have to bring any action or proceeding relating to this Agreement or any

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other Transaction Document against any Originator, Buyer and the Servicer or its properties in the courts of any jurisdiction.
(c)Waiver of Venue. The Originators, Buyer and the Servicer irrevocably and unconditionally waive, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Transaction Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.03. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.
(e)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 8.08.Confidentiality. Each party hereto agrees to comply with, and be bound by, the confidentiality provisions of Section 12.08 of the Receivables Purchase and Financing Agreement as if they were set forth herein mutatis mutandis.
SECTION 8.09.No Proceedings. Each Originator agrees, for the benefit of the parties to the Receivables Purchase and Financing Agreement, that it will not institute against, or join any other Person in instituting against, any Bankruptcy Remote Entity any Relief Proceeding until one year and one day after the Final Payout Date. In addition, all amounts payable by Buyer to any Originator pursuant to this Agreement shall be payable solely from funds available for that purpose (after Buyer has satisfied all obligations then due and owing under the Second Tier Transfer Agreement).
SECTION 8.10.No Recourse Against Other Parties. No recourse under any obligation, covenant or agreement of any party hereto contained in this Agreement shall be had against any stockholder, employee, officer, director, member, manager incorporator or organizer of such party.

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SECTION 8.11.Grant of Security Interest. It is the intention of the parties to this Agreement that each Conveyance of each Originator’s right, title and interest in and to the Receivables and the Related Assets that are transferred by such Originator to Buyer hereunder and all the proceeds of all of the foregoing (collectively, the “Transferred Assets”) shall constitute an absolute and irrevocable purchase and sale and/or capital contribution, as applicable, and not a loan or pledge. Notwithstanding the foregoing, if any Conveyance of Transferred Assets by an Originator hereunder shall be characterized as a loan or pledge and not a purchase and sale and/or capital contribution, then (i) this Agreement shall, as to such Conveyance, be deemed to be, and hereby is, a security agreement within the meaning of the Uniform Commercial Code and other applicable law and (ii) such Conveyance shall be deemed to be, and hereby is, the granting and creation of a first priority security interest in such Originator’s right, title and interest in such Transferred Assets (whether now owned or hereafter acquired) and all proceeds of the foregoing to secure an obligation of such Originator to pay over and transfer to Buyer any and all distributions received by such Originator in relation to such Transferred Assets from time to time, whether in cash or in kind, so that Buyer will receive all distributions under and proceeds of and benefits of ownership of such Transferred Assets. If any Conveyance of Transferred Assets hereunder shall be characterized as a loan and not as a purchase and sale and/or capital contribution, Buyer and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to Buyer and its assignees hereunder and under the underlying instruments, all the rights and remedies of a secured party under any applicable Uniform Commercial Code or any equivalent foreign law, as applicable. Each applicable Originator and Buyer shall take such actions as may be necessary to ensure that any security interest pursuant to this Section 8.11 would be deemed to be a first priority perfected security interest in favor of Buyer under applicable Law and will be maintained as such throughout the term of this Agreement or until such time as the applicable Conveyance is no longer deemed to be the granting of a security interest.
SECTION 8.12.Binding Terms in Other Transaction Documents. Each Originator hereby makes for the benefit of the Administrative Agent, each Purchaser/Lender and each other Secured Party, each of the representations, warranties, covenants, and agreements, and accepts all other binding terms, including the waiver of any rights, which are made applicable to such Originator in any other Transaction Document to which it is a party, each as if the same (together with any provisions incorporated therein by reference) were set forth in full herein.
SECTION 8.13.Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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ARTICLE IX

JOINDER OF ADDITIONAL ORIGINATORS; REMOVAL OF ORIGINATORS
SECTION 9.01.Addition of New Originators. Additional Persons may be added as Originators hereunder, with the prior written consent of Buyer and the Administrative Agent (as assignee of Buyer’s rights hereunder) (each acting in its sole discretion), which consent shall not be unreasonably withheld, conditioned or delayed; provided, that the following conditions are satisfied or waived in writing by Buyer and the Administrative Agent on or before the date of such addition:
(a)the Servicer shall have given Buyer and the Administrative Agent at least thirty (30) days’ prior written notice (or such shorter period as may be agreed in writing by Buyer and the Administrative Agent) of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as Buyer or the Administrative Agent may reasonably request;
(b)such proposed additional Originator shall have executed and delivered to Buyer and the Administrative Agent an agreement substantially in the form attached hereto as Exhibit C (a “Joinder Agreement”);
(c)such proposed additional Originator shall have delivered to Buyer and the Administrative Agent each of the documents, certifications, opinions of counsel and lien searches with respect to such Originator, which documents, certifications, opinions of counsel and lien searches were delivered to Buyer and the Administrative Agent as conditions precedent to effectiveness of the Second Tier Transfer Agreement and the Receivables Purchase and Financing Agreement on the Closing Date with respect to Specialty Materials, in each case, in form and substance satisfactory to Buyer and the Administrative Agent;
(d)such addition shall not result in a Change in Control;
(e)no Purchase and Sale Termination Event shall have occurred and be continuing; and
(f)no Event of Default or Potential Default shall exist or shall result from such addition.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
ATI SPECIALTY MATERIALS, LLC,
as Servicer and an Originator

By: /s/ David C. Cable
Name: David C. Cable
Title: Treasurer

ATI SECURITIZATION HOLDINGS LLC,
as Buyer

By: /s/ David C. Cable
Name: David C. Cable
Title: Treasurer

First Tier Purchase and Sale Agreement

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ANNEX 1
UCC DETAILS SCHEDULE

Originators:
ATI SPECIALTY MATERIALS, LLC
(a)    Chief Executive Office
(b)    Locations Where Records Are Kept
(c)    Doing Business As Names; Changes in Location or Name
(d)    Federal Taxpayer ID Number
(e)    Jurisdiction of Organization
(f)    True Legal Name
(g)    Organizational Identification Number

Annex 1

ANNEX 2
NOTICE INFORMATION
If to Specialty Materials (as Originator or Servicer), to the following:

With a copy to:

If to Buyer, to the following:

With a copy to:

If to the SPE, to the following:

With a copy to:

If to the Administrative Agent or a Purchaser/Lender, at its address set forth in the Receivables Purchase and Financing Agreement (with a copy to any other Person as specified therein).

If to any additional Originator, at its address set forth in its Joinder Agreement (with a copy to any other Person as specified therein).

Annex 2

EXHIBIT A

FORM OF PURCHASE REPORT

Originator	Obligor	Invoice No.	Due Date	Outstanding Balance	Fair Market Value Discount	Purchase Price	Cash payment	Capital contribution	Payment Date

Annex 2

EXHIBIT B

FAIR MARKET VALUE DISCOUNT SCHEDULE

Originator	Obligor	Invoice No. (if for specified Receivables)	Due Date (if for specified Receivables)	Outstanding Balance (if for specified Receivables)	Fair Market Value Discount

Exhibit C
FORM OF JOINDER AGREEMENT

    This JOINDER AGREEMENT (this “Agreement”) dated as of [●], is entered into by and among [________], a [_________] (the “New Originator”), ATI SPECIALTY MATERIALS, LLC, a Pennsylvania limited liability company (the “Servicer”), PNC BANK, NATIONAL ASSOCIATION, as the administrative agent (in such capacity, the “Administrative Agent”).
    Reference is made to that certain First Tier Purchase and Sale Agreement dated as of September 19, 2025 (as amended, restated, supplemented, or otherwise modified from time to time, the “First Tier Transfer Agreement”), entered into by and among the Servicer, ATI SECURITIZATION HOLDINGS LLC, a Delaware limited liability company (“Buyer”), and the Persons identified therein as Originators (each of the Originators, the Servicer, and Buyer, collectively, “ATI Parties”).
RECITALS
WHEREAS, the New Originator wishes to sell and/or contribute Receivables and the Related Assets to the Buyer, and the Buyer is willing to purchase and accept such Receivables and Related Assets from the New Originator, on the terms and subject to the conditions set forth in the First Tier Transfer Agreement; and
WHEREAS, the New Originator wishes to join the First Tier Transfer Agreement as an “Originator” pursuant the First Tier Transfer Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the First Tier Transfer Agreement, the parties hereto agree as follows:
SECTION 1. DEFINITIONS. ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN ARE USED AS DEFINED IN THE FIRST TIER TRANSFER AGREEMENT, AND IF NOT DEFINED IN THE FIRST TIER TRANSFER AGREEMENT, AS DEFINED IN THAT CERTAIN RECEIVABLES PURCHASE AND FINANCING AGREEMENT, DATED AS OF SEPTEMBER 19, 2025 (AS THE SAME MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “RPFA”), AMONG THE BUYER, ATI RECEIVABLES LLC, AS SPE, THE SERVICER, THE PERSONS FROM TIME TO TIME PARTY THERETO AS PURCHASERS/LENDERS, ADMINISTRATIVE AGENT, AND STRUCTURING AGENT.
SECTION 2. JOINDER TO THE SALE AND CONTRIBUTION AGREEMENT. EFFECTIVE AS OF THE EFFECTIVE DATE:
2.1.By signing this Agreement, the (i) New Originator shall join the First Tier Transfer Agreement and each Fee Letter as an Originator, and hereby assumes any and all interests, obligations, rights, duties and liabilities in its capacity as an Originator under the First Tier Transfer Agreement and each such Fee Letter. All references to the “Originators” in the First Tier Transfer Agreement shall be deemed to include the New Originator. All references to the “Originators” in any Fee Letter shall be deemed to include the New Originator. Without limitation of the foregoing, to the extent applicable to it, the New Originator represents and
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warrants that the representations and warranties in Article IV of the First Tier Transfer Agreement applicable to an Originator, are true and correct in all material respects as of the date hereof as the New Originator (provided that if any such representation and warranty is qualified as to materiality, with respect to such representation and warranty, the materiality qualifier set forth above shall be disregarded for the purposes of this condition). The New Originator acknowledges and confirms that it has received a copy of the First Tier Transfer Agreement and the schedules and exhibits thereto. The New Originator agrees that at any time and from time to time, upon the reasonable written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement, including, without limitation, actions as are reasonably requested by the Administrative Agent to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. Such Originator shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments or continuations, or other filings necessary to continue, maintain and perfect the Buyer’s and the Administrative Agent’s security interest as a first-priority interest;
2.2.The information set forth on Annexes I and II hereto corresponding to the schedules of the First Tier Transfer Agreement shall be incorporated into such annexes of the First Tier Transfer Agreement and the parties hereto hereby agree that such annexes shall be deemed supplemented to include the information set forth on Annexes I and II attached hereto.
SECTION 3. CONDITIONS PRECEDENT. SECTION 2 HEREOF SHALL BECOME EFFECTIVE ON THE DATE (THE “EFFECTIVE DATE”) WHEN THE ADMINISTRATIVE AGENT SHALL HAVE RECEIVED:
(a)this Agreement, executed and delivered by each of the parties hereto;
(b)from the New Originator, each of the documents, certifications, opinions of counsel reasonably requested by the Administrative Agent and lien searches with respect to such Originator, which documents, certifications, opinions of counsel and lien searches were delivered to the Administrative Agent as conditions precedent to effectiveness of the RPFA on the Closing Date with respect to the Servicer, in each case, in form and substance satisfactory to the Buyer and the Administrative Agent;
(c)confirmation that each of the conditions set forth in Section 9.01 of the First Tier Transfer Agreement have been satisfied or waived in writing by the Buyer and the Administrative Agent; and
(d)payment of any and all documented fees and other invoiced amounts due and payable on or prior to the date hereof, and, to the extent invoiced, reimbursement or payment of all reasonable expenses required to be reimbursed or paid by any party, including the reasonable and documented fees and disbursements invoiced through the date hereof of the Administrative Agent’s counsel, which may be deducted from the proceeds of any related fees.
SECTION 4. MISCELLANEOUS.
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4.1.Covenants, Representations and Warranties. Upon the effectiveness of this Agreement, each party hereto hereby reaffirms all covenants applicable to it (to the extent the same are not amended hereby), and confirms the representations and warranties made by it in the First Tier Transfer Agreement and the other Transaction Documents are true and correct in all material respects (except to the extent such representations and warranties expressly relate to an earlier date).
4.2.Representations and Warranties. New Originator hereby represents and warrants that (i) this Agreement constitutes a legal, valid and binding obligation of New Originator, enforceable against it in accordance with its terms, and upon the Effective Date: (i) the addition of New Originator shall not result in a Change in Control; (ii) no Transfer Termination Event has occurred and is continuing; (iii) and no Event of Default or Potential Default exists or shall result from such addition.
4.3.Choice of Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Reference is hereby made to Section 8.07 of the First Tier Transfer Agreement which is hereby incorporated by reference in this Agreement, mutatis mutandis.
4.4.
4.4.Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
4.5.Headings. Section headings in this Agreement are for reference only and shall in no way affect the interpretation of this Agreement.
4.6.Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.
[Remainder of Page Intentionally Left Blank. Signature Pages Follow]
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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers thereunto duly authorized as of the date specified thereon.
NEW ORIGINATOR:

[_____________]

By:    ____________________________
Name:
Title:

SERVICER:
ATI SPECIALTY MATERIALS, LLC,
as the Servicer

By:    ____________________________
Name:
Title:

[Signature Page to Joinder to First Tier Transfer Agreement (ATI)]

Accepted and Approved:
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

[Signature Page to Joinder to First Tier Transfer Agreement (ATI)]

ANNEX 1
UCC DETAILS SCHEDULE
[NEW ORIGINATOR]:

(a)    Chief Executive Office
(b)    Locations Where Records Are Kept
(c)    Doing Business As Names; Changes in Location or Name
(d)    Federal Taxpayer ID Number
(e)    Jurisdiction of Organization
(f)    True Legal Name
(g)    Organizational Identification Number

ANNEX 2
NOTICE INFORMATION
If to New Originator, to the following:

With a copy to Administrative Agent at its address set forth in the Receivables Purchase and Financing Agreement.

With an additional copy to legal team at:
With a copy to:

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